                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report (Date of earliest
                         event reported): July 1, 1998


                         ONEPOINT COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)


Delaware                                                   36-4225811
(State or other jurisdiction                               (IRS Employer ID No.)
of incorporation of organization)


2201 Waukegan Road, Suite E-200                            60015
Bannockburn, Illinois                                      (Zip code)
(Address of principal executive offices)


847-374-3700
(Registrant's telephone number including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On July 1, 1998 and August 10, 1998, OnePoint Communications - Illinois, LLC, a wholly-owned subsidiary of the Registrant, completed closings acquiring certain assets of Preferred Entertainment, Inc., a subsidiary of People's Choice
- TV Corp. ("PCTV"), related to providing video programming services to subscribers located in multiple dwelling units in Chicago, Illinois. The total consideration for the assets was $12.3 million, with a total of 27,820 MDU passings in 159 properties.

     Payment of the consideration was a $0.5 million cash deposit paid to PCTV prior to execution of the agreement, $10.6 million in cash at the initial closing and $1.2 million in cash at the second closing. Of the cash amount at the initial closing, $2.9 million was deposited into an escrow account, pending final assignment of certain licenses. A final closing is anticipated to be held on or about October 1, 1998 for less than 1,000 passings. The amount of consideration was the result of negotiations between the parties, based in part on the number of MDU passings. Prior to the acquisition there was no relationship between the Registrant and PCTV. The Registrant financed the acquisition with a portion of the proceeds from its offering in May 1998 of Units comprised of $175.0 million of 14.5% Senior Notes due 2008 and warrants to purchase 111,125 shares of its common stock.

     Through these transactions, the Registrant acquired right-of-entry agreements to provide video programming services to subscribers located in multiple dwelling units, transmission, distribution and reception equipment to deliver the video programming, as well as certain licenses to transmit microwave signals between properties. Assumed liabilities related to obligations under acquired contracts and permits, as well as certain deposits and advance payments by subscribers. The Registrant intends to use the acquired equipment in substantially the same manner as used by the seller, as part of an upgraded and expanded wireless network in the Chicago market.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     The undersigned registrant hereby submits the Financial Statements for the PCTV operations acquired referred to in Section 2.

     a.   Financial Statements

          Statements of Assets and Liabilities of Preferred Entertainment, Inc. to be sold as of December 31, 1997 and 1996, Statements of Revenues and Expenses for the years ended December 31, 1997 and 1996, notes to the financial statements, and the report of Arthur Andersen, LLP are presented on pages 3 through 10.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


To People's Choice TV Corp.:

We have audited the accompanying statements of certain assets and liabilities of Preferred Entertainment, Inc. as of December 31, 1997 and 1996 and the statements of related revenues and expenses for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of People's Choice TV Corp.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The statements have been prepared pursuant to the Asset Purchase and Sale Agreement described in Note 2 between People's Choice TV Corp. and OnePoint Communications LLC dated June 8, 1998 and is not intended to be a complete presentation of People's Choice TV Corp.'s or Preferred Entertainment, Inc.'s assets, liabilities, revenues and expenses.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities of Preferred Entertainment, Inc. as of December 31, 1997 and 1996 pursuant to the Asset Purchase and Sale Agreement referred to in Note 2 and the related revenues and expenses for the years ending December 31, 1997 and 1996 in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP
Stamford, Connecticut,
  June 15, 1998

                            PEOPLE'S CHOICE TV CORP.
                  STATEMENTS OF CERTAIN ASSETS AND LIABILITIES
                  OF PREFERRED ENTERTAINMENT, INC. TO BE SOLD

                                                                    December 31,
ASSETS                                                        1996                1997
                                                              ----                ----

Accounts receivable, net                                 $   439,743         $   442,849
Prepaid expenses                                             100,111              77,272
Other assets                                                 141,283             130,900
Investment in wireless system and equipment, net           5,061,576           4,141,398
                                                         -----------         -----------
                                                         $ 5,742,713         $ 4,792,419
                                                         ===========         ===========

LIABILITIES AND EQUITY

Liabilities:
  Accounts payable                                       $   110,104         $    97,829
  Accrued expenses                                           232,631             163,289
  Subscriber advance payments and deposits                   507,629             573,536
                                                         -----------         -----------
     Total                                                   850,364             834,654
                                                         -----------         -----------

Commitments and contingencies

PCTV equity in operations to be sold                       4,892,349           3,957,765
                                                         -----------         -----------
                                                         $ 5,742,713         $ 4,792,419
                                                         ===========         ===========



                 The accompanying notes to financial statements
                   are an integral part of these statements.

                           PEOPLE'S CHOICE TV CORP.
             STATEMENTS OF REVENUES AND EXPENSES RELATED TO CERTAIN
            ASSETS AND LIABILITIES OF PREFERRED ENTERTAINMENT, INC.
                                   TO BE SOLD

                                                   For the Years Ended
                                                      December 31,
                                            ---------------------------------
                                                  1996             1997
                                                  ----             ----
Revenues                                    $  4,685,385      $  5,208,471

Costs and expenses:
   Service costs                               2,881,774         2,994,226
   Selling, general and administrative         2,323,034         1,838,249
   Depreciation and amortization               1,138,177         1,722,216
                                            -------------     -------------
      Total                                    6,342,985         6,554,691
                                            -------------     -------------
          Net loss                          $ (1,657,600)     $ (1,346,220)
                                            =============     =============



                 The accompanying notes to financial statements
                   are an integral part of these statements.

                            PEOPLE'S CHOICE TV CORP.
             NOTES TO STATEMENTS OF CERTAIN ASSETS AND LIABILITIES
                       AND RELATED REVENUES AND EXPENSES
                        OF PREFERRED ENTERTAINMENT, INC.


(1)  Company Operations:

     People's Choice TV Corp. (the "Company" or "PCTV") was incorporated in Delaware on April 22, 1993. The Company and its predecessors have been engaged in wireless communications since 1988.

     The Company's strategy is to own, develop and operate wireless communications systems, and provide wireless cable and high-speed data communication services in large markets. PCTV's operating and targeted markets are concentrated in the midwestern and southwestern regions of the United States. Currently, the Company operates six wireless cable systems located in Houston, Tucson, Chicago, Phoenix, St. Louis and Detroit. The Company operates a high-speed data communication service in the Detroit and Phoenix markets. In addition, the Company controls wireless frequency rights in Indianapolis, Salt Lake City, and Milwaukee.

     On September 8, 1995, PCTV and Preferred Entertainment, Inc. ("PEI") closed on a merger transaction pursuant to which PCTV acquired each share of PEI common stock that it did not already own for consideration of approximately $65 million through a merger in which PEI became an indirect wholly owned subsidiary of PCTV. The acquisition was accounted for as a purchase transaction and accordingly, the purchase price was allocated to the fair value of assets acquired and liabilities assumed. Substantially all of the excess of purchase price over the net assets acquired has been allocated to frequency rights acquired from PEI.

     The Company offers 44 channels (including 12 off-air VHF/UHF channels) in the Chicago market, controls the rights to 32 wireless channels, and transmits at 50 watts from the Sears Tower, the tallest building in Chicago. PCTV leases approximately 14,000 square feet of office and warehouse space in Chicago. At December 31, 1997 and 1996, PCTV's Chicago market had approximately 18,100 and 19,000 customers, respectively.

(2)  Asset Purchase and Sale Agreement:

     On June 8, 1998, PCTV and PEI ("the Sellers") and OnePoint Communications-Illinois LLC ("OnePoint" or "the Buyer") entered into an Asset Purchase and Sale Agreement ("the Agreement") to sell certain Assets and Assumed Liabilities as stipulated in the Agreement. Under the Agreement, PCTV agrees to sell to OnePoint the Assets and Assumed Liabilities, as defined related to video programming services to its subscribers at multiple dwelling units (MDUs) in Chicago, Illinois. The assets sold to OnePoint do not include the MMDS, MDS or ITFS licenses currently controlled by the Company and certain AML licenses not related to the MDU segment of the business. OnePoint shall not assume any Excluded Liabilities, as defined.

     The consideration for the Assets and Assumed Liabilities is $444 times the units of the properties covered by the right of entry agreements included in the transaction. The Agreement contemplates that there are a maximum of twenty nine thousand two hundred fifty (29,250) of such units. Payment of the consideration will be a $500,000 cash deposit paid to PCTV prior to the execution of the Agreement and a $12,500,000 cash payment upon execution of the Agreement.

     Approximately $2.85 million of the consideration will be held in escrow until transfer of certain AML licenses are approved and the final units of property sold are confirmed. The Agreement also provides for purchase price reductions of up to $260,000 for failure to meet service and system standards specified in the Agreement.

     Assets, as defined in the Agreement, constitutes all rights of PCTV and PEI under certain contracts, AML licenses, AML applications, equipment, Accounts Receivable, subscribers and customer lists related to the assets, permits, all data, books and records related to the Assets, inventory and vehicles but excludes the Excluded Assets, as defined. Excluded Assets include such items as cash and cash equivalents, video programming contracts, insurance policies, licenses and contract rights (unless specifically cited in the Agreement), any tax refunds or claims and Federal Communications Commissions (FCC) frequencies (unless specifically indicated in the Agreement).

                            PEOPLE'S CHOICE TV CORP.
             NOTES TO STATEMENTS OF CERTAIN ASSETS AND LIABILITIES
                       AND RELATED REVENUES AND EXPENSES
                        OF PREFERRED ENTERTAINMENT, INC.


     Assumed Liabilities as defined in the agreement include (i) all obligations of PCTV assigned to OnePoint for any contract or permit assigned to the Buyer under the Agreement (ii) all obligations of the Buyer arising out of the Buyers' ownership of assets sold to the Buyer under the Agreement and (iii) customer deposits and advances. The accompanying financial statements include an allocation of accrued programming costs and access fees paid to landlords of MDUs. Deposits received from MDU customers and the advance payments by subscribers for video services are also included in liabilities.

     Accounts Receivable represents all accounts receivable of PCTV related to the subscribers being sold as of the closing date. The accompanying financial statements include a reserve of 3% of such receivables to reflect possible losses from nonpayment. Customer deposits and advances represent all deposits and advanced billings related to the subscribers being sold as of the closing date.

(3)  Summary of Significant Accounting Policies:

     The accompanying financial statements include the historical cost of the assets and liabilities of PCTV that have been sold to OnePoint pursuant to the Agreement and the allocated historical revenues and expenses of such operations using generally accepted accounting principles.

     Subscribers are determined through the use of an equivalent basic unit
(EBU) calculation for customers receiving basic video programming service on a bulk basis. The number of subscribers on a bulk basis is determined by dividing the monthly revenue for such bulk subscribers by the weighted-average rate that single family home (SFH) subscribers pay per month for basic service. This number is then added to those customers receiving basic video programming service on an individual basis to arrive at the total subscriber count.

     The assets and liabilities included in the financial statements are those to be assumed by OnePoint pursuant to the Agreement and allocations of certain assets or liabilities used by PCTV to provide services to the subscribers covered by the Agreement. The assets assumed by OnePoint pursuant to the agreement are Accounts Receivable and the investment in the wireless system and equipment. The liabilities assumed by OnePoint are subscriber advance payments and deposits. The assets allocated to the operations included in the accompanying financial statements (prepaid expenses and other assets) are generally based on the relative subscribers sold to the total subscribers of PEI at the end of each period presented. The liabilities allocated (accounts payable and accrued expenses) include programming and franchise taxes and excludes accrued payroll and related amounts.

     Revenue represents the amounts billed to the specific MDU subscribers covered by the Agreement. Allocations have been made of certain minor revenues, such as late fees.

     Service costs and selling, general, and administrative expenses for the years ended December 31, 1996 and 1997 are generally based upon allocation of such costs of PEI based upon the relative number of subscribers sold to the total number of subscribers of PEI. Certain expenses have been specifically identified as related directly to MDU operations and have been assigned to those operations included in these financial statements. Also included in selling, general, and administrative expenses are management fees of $140,562 and $156,254 for the years ended December 31, 1996 and 1997, respectively. These management fees represent a portion of the historical allocation of costs by PCTV to its various subsidiaries. The portion allocated in these financial statements is based on the relative subscribers sold to the total subscribers of PEI for each period.

     Depreciation and amortization are based upon the specific assets included in the statements of assets and liabilities to be sold.

     Under the terms of the Agreement, the debt of PEI, (which consists of various capital lease obligations on equipment not being sold to OnePoint and a bank line of credit) is not being assumed by OnePoint. Accordingly, the accompanying financial statements do not include any allocation of interest expense incurred by PEI in 1996 and 1997.

                            PEOPLE'S CHOICE TV CORP.
             NOTES TO STATEMENTS OF CERTAIN ASSETS AND LIABILITIES
                       AND RELATED REVENUES AND EXPENSES
                        OF PREFERRED ENTERTAINMENT, INC.



Use of estimates--

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     PCTV management believes the allocation of revenues and expenses included in the accompanying financial statements is reasonable.

Long-lived assets--

     The Company periodically reviews the carrying value of the investment in wireless systems and equipment, for each wireless communication system in order to determine whether an impairment may exist. The Company considers relevant cash flow, estimated future operating results, trends and other available information including the fair value of frequency rights owned, in assessing whether the carrying value of the assets can be recovered. An impairment would be measured as any deficiency in estimated discounted cash flows of the wireless communication system to recover the carrying value related to the assets.

Revenue recognition--

     Subscription revenues are recognized in the period of service. The Company charges customers an installation fee that is billed in installments for up to six months. The Company records installment revenue billed in installments when received. Customer related acquisition costs, including direct commissions, exceeded installation revenues in 1996.

System launch expenses--

     Administrative and marketing expenses incurred by systems during their launch period are expensed as incurred.

(4)  Investment in Wireless System and Equipment:

     The investment in wireless systems and equipment is as follows:


                                                                         December 31,
                                                            -------------------------------------
                                                                   1996                1997
                                                            ------------------   -----------------
Right of entry fees                                              $    36,562        $    44,287
Headend equipment                                                    754,821            747,503
Systems                                                              965,600            965,600
Installations                                                      4,929,477          5,731,108

Less--accumulated depreciation and amortization                   (1,624,884)        (3,347,100)
                                                                 -----------        -----------
                                                                 $ 5,061,576        $ 4,141,398
                                                                 ===========        ===========

     Depreciation and amortization is calculated on a straight-line basis over 3-10 years.

                            PEOPLE'S CHOICE TV CORP.
             NOTES TO STATEMENTS OF CERTAIN ASSETS AND LIABILITIES
                       AND RELATED REVENUES AND EXPENSES
                        OF PREFERRED ENTERTAINMENT, INC.

     Wireless systems and equipment include the cost of initial customer installations. These costs include reception equipment on customer premises, related labor and the excess of direct commission costs over installation revenues to be realized. The excess of direct commission costs over installation revenues are deferred and amortized over a three year period, the estimated useful life of customers. Amortization is accelerated upon the disconnection of specific customers. Sat-Tel, a subsidiary of PCTV and affiliate of PEI, provided customer installation and other services to PEI.

(5)  Employee Benefits:

     The Company maintains a 401(k) employee benefit plan pursuant to which participants can defer a certain percent of their annual compensation in order to receive certain benefits upon retirement, death, disability or termination of employment. For the years ended December 31, 1996 and 1997 PEI incurred expense of $4,230 and $6,050, respectively, of which $2,661 and $4,223, respectively, have been allocated to the operations being sold.

(6)  Income Taxes:

     PCTV and PEI account for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109--Accounting for Income Taxes. SFAS No. 109 requires, among other things, recognition of future tax benefits, measured by enacted tax rates, attributable to deductible temporary differences between financial and income tax basis of assets and liabilities and to net operating loss carryforwards, to the extent that realization of such benefits is more likely than not.

     PCTV and PEI have net operating loss carryforwards ("NOL's") for financial and tax reporting purposes. SFAS 109 requires that the tax benefit of financial reporting NOL's be recorded as an asset to the extent that management assesses the utilization of such NOL's to be "more likely than not". PCTV and PEI recorded a valuation allowance against the entire deferred asset attributable to the NOL's since PCTV and PEI have incurred operating losses since inception.

(7)  Commitments and Contingencies:

     There are certain claims against the PCTV and PEI which are incidental to the ordinary course of business. In the opinion of management, the ultimate resolution of these claims will not have a material effect on the financial statements of PCTV or PEI.

(8)  Service Costs and Selling, General and Administrative Expenses:

     Service costs and selling, general and administrative expenses included in the accompanying financial statements for the years ended December 31, 1996 and 1997 are comprised of the following:

                                                     December 31,
                                      -----------------------------------------
Service Costs:                               1996                   1997
--------------                        -------------------    ------------------
Programming                                  $1,648,359            $1,777,260
Channel lease and access fees                   501,558               591,009
Transmitter site rental                         211,169               319,230
Service calls                                   420,287               176,750
Other                                           100,401               129,977
                                             ----------            ----------
                                             $2,881,774            $2,994,226
                                             ==========            ==========

                                                     December 31,
                                      -----------------------------------------
Selling, General and Administrative          1996                   1997
-----------------------------------   -------------------    ------------------
Salaries and wages, net                      $1,000,644            $  736,638
Payroll taxes                                    90,908                83,192
Employee health and life, net                    99,701               117,728
Rent and occupancy                              167,026               173,050
Telephone                                       143,281               135,848
Billing                                          93,869                59,780
Management fee                                  140,562               156,254
Other                                           587,043               375,759
                                             ----------            ----------
                                             $2,323,034            $1,838,249
                                             ==========            ==========


b.   Pro Forma Financial Information

     The following December 31, 1997 unaudited Pro Forma Balance Sheet of the Registrant reflects the December 31, 1997 Consolidated Balance Sheet adjusted for (1) the acquisition of the PCTV operations acquired on July 1, 1998 and August 10, 1998, and (2) the estimated cash disbursements necessary to finance the acquisition.

     The following unaudited Pro Forma Statement of Operations for the year ended December 31, 1997 was prepared from the consolidated financial statements of the Registrant by adjusting for the acquisition of the PCTV operations acquired on July 1, 1998 and August 10, 1998, including the related cash disbursements necessary to finance the acquisition, as if all of these transactions had occurred on January 1, 1997, respectively. This is not necessarily indicative of what the performance would have been had the Registrant actually acquired the PCTV operations on those dates, nor does it purport to represent future results of operations of the Registrant.

                 ONEPOINT COMMUNICATIONS CORP. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                                HISTORICAL                               COMPANY
                                                        RESTATED          PCTV         PRO FORMA           PRO
                                                         COMPANY       OPERATIONS     ADJUSTMENTS         FORMA
                                                      ------------    ------------   -------------     -----------
                             ASSETS                         (A)            (B)
Current Assets:
  Cash & cash equivalents                                  $ 5,463         $    -                         $ 5,463
  Accounts receivable, net                                      32            443                             475
  Affiliate receivable                                         113              -                             113
  Prepaid Expenses                                           1,131             77                           1,208

  Total current assets                                       6,739            520                           7,259

Investments in 50% owned unconsolidated subsidiaries        10,061              -                          10,061

Property & equipment, net of accumulated depreciation        2,704          4,141          (1,842)  (e)     5,003

Other assets                                                   257            131           9,956   (f)    10,344
                                                      ------------         ------         -------      ----------
Total Assets                                               $19,761         $4,792         $ 8,114         $32,667
                                                      ============         ======         =======      ==========

            See notes to unaudited pro forma financial information

                 ONEPOINT COMMUNICATIONS CORP. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED BALANCE SHEET--CONTINUED
                            AS OF DECEMBER 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                               HISTORICAL                               COMPANY
                                                        RESTATED         PCTV         PRO FORMA           PRO
                                                         COMPANY      OPERATIONS     ADJUSTMENTS         FORMA
                                                     -------------  -------------   -------------     -----------
       LIABILITIES AND STOCKHOLDERS' EQUITY               (A)            (B)
Current Liabilities:
  Accounts payable and accrued expense                   $  2,796           $261            (261)  (f)  $  2,796
  Subscriber advances & deposits                                -            574                             574
  Accrued interest payable                                     12              -                              12
                                                     -------------  -------------   -------------     -----------

  Total current liabilities                                 2,808            835            (261)          3,382

Long-term debt affiliate                                        -              -                               -
Notes payable, noncurrent                                       -              -          12,332   (f)    12,332

Stockholders' equity:
  Common stock, $0.01 par value, 2,000,000
    shares authorized, 1,000,000 shares issued and
    outstanding at June 30, 1998 and December
    31, 1997, respectively                                     10              -                              10
  Preferred stock, $1.00 par value, 35,000
    shares authorized, 35,000 shares issued and
    outstanding at June 30, 1998 and December
    31, 1997, respectively                                     35              -                              35

  Additional capital                                       35,035              -                          35,035
  Accumulated (deficit) equity                            (18,127)             -                         (18,127)
                                                     -------------  -------------   -------------     -----------

  Total stockholders' equity                               16,953              -                          16,953
                                                     -------------  -------------   -------------     -----------
Total liabilities & stockholders' equity                 $ 19,761           $835         $12,332        $ 32,667
                                                     =============  =============   =============     ===========


            See notes to unaudited pro forma financial information

                 ONEPOINT COMMUNICATIONS CORP. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                              HISTORICAL                                COMPANY
                                                       RESTATED         PCTV         PRO FORMA            PRO
                                                        COMPANY      OPERATIONS     ADJUSTMENTS          FORMA
                                                    -------------   ------------   -------------     -------------
                                                         (C)            (D)

Revenue                                               $       43      $   5,208                        $    5,251
Cost of Revenue                                               82          2,994                             3,076
                                                    -------------   ------------                     -------------
Gross Margin                                                 (40)         2,214                             2,174
Expenses:
  Selling, general & administrative                       12,788          1,838                            14,626
  Depreciation & amortization                                235          1,722            (820)  (g)       1,137
                                                    -------------   ------------                     -------------
Loss from operations                                     (13,063)        (1,346)                          (13,589)
Other income (loss)
  Interest income                                             72              -                                72
  Interest expense                                           (11)             -                               (11)
  Miscellaneous                                              (17)             -                               (17)
                                                    -------------   ------------                     -------------
Loss before losses in investments in                                                                            -
   unconsolidated subsidiaries                           (13,020)        (1,346)                          (13,546)
Losses in equity of investments in unconsolidated
  subsidiaries                                             3,071              -                             3,071
                                                    -------------   ------------                     -------------
Net loss before taxes                                    (16,091)        (1,346)                          (16,617)
Provisions for income tax                                      -              -
                                                    -------------   ------------   -------------     -------------
Net loss                                              $  (16,091)     $  (1,346)      $     820        $  (16,617)
                                                    =============   ============   =============     =============

Net income (loss) per common share, basic             $   (16.09)                                      $   (16.62)
                                                    -------------                                    -------------
Weighted average common share                          1,000,000                                        1,000,000
                                                    =============                                    =============


            See notes to unaudited pro forma financial information

                 ONEPOINT COMMUNICATIONS CORP. AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)


(A) Represents the historical unaudited restated consolidated balance sheet of OnePoint Communications Corp. as of December 31, 1997.

(B) Represents the historical audited statement of certain assets and liabilities of People's Choice TV Corp. to be sold as of December 31, 1997.

(C) Represents the historical unaudited statement of operations of OnePoint Communication Corp. for the year ended December 31, 1997.

(D) Represents the historical audited statement of operations of People's Choice TV Corp. to be sold for the year ended December 31, 1997.

(E)  Adjust purchased property and equipment to appraised value of $2,299.

(F)  Allocation and purchase price as of December 31, 1997:

                                          Assets
                                         Purchased      Other Assets
                                     --------------------------------

          Accounts receivable           $   443             $     0
          Prepaid expense                    77
          Property & equipment            2,299
          MDU Access Rights               5,400               5,400
          Goodwill                        4,687               4,687
          Liabilities                      (574)                  0
                                     --------------------------------

                                        $12,332             $10,087

(G) Represents adjustment to record depreciation expense for acquired property and equipment over 10 years and to record amortization expense for the acquired intangible assets over 15 years.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 17, 1998


                         ONEPOINT COMMUNICATIONS CORP.
                                  (Registrant)



                              By:    /s/John D. Stavig
                                     -----------------
                              Name:  John D. Stavig
                              Title: Chief Financial Officer